EXHIBIT 24.1

POWER OF ATTORNEY

I, the undersigned, hereby constitute and appoint Andrew B. Hampton and Richard R. Grinnan my true and lawful attorneys for me and in my name to sign or certify and file, or cause to be filed, with the appropriate authority any and all reports or profiles, in paper format or electronic format, relating to my ownership, direction, control or trading in the securities of Massey Energy Company (hereinafter referred to as the “Corporation”) and/or any of the Corporation’s subsidiaries, affiliates, associates, and/or any company of which any of the foregoing corporations is an insider, which are required to be filed pursuant to the provisions of the Securities Exchange Act of 1934 of the United States of America, and regulations and rules made pursuant thereto, and/or the laws, regulations and rules of any other jurisdictions in which such reports or profiles must be filed, as a consequence of my being, or being deemed to be, an insider of the Corporation and/or any of the Corporation’s subsidiaries, affiliates, associates, and/or any company of which any of the foregoing corporations is an insider.  I hereby revoke any power of attorney heretofore made in this regard.  This power of attorney shall remain effective until revoked in writing.

[Signature appears on following page]

Dated at                      Richmond ,           Virginia
        (City/Town)      (State/Providence)
This     15th        day of      December, 2008
    (day)                       (month and year)

/s/ STEVE E. SEARS Signature Steve Edgar Sears (Please print full name)